Exhibit 10.1

UNANIMOUS CONSENT IN LIEU OF A SPECIAL MEETING

OF THE BOARD OF DIRECTORS OF

SMARTDATA CORPORATION.

The Undersigned, being the sole Director of SmartData Corporation (the Company), hereby takes the following action;

WHEREAS,   The Board of Directors deems it in the best interest of the Company to elect Zachary Bradford to serve as the Chief Financial Officer of the Company.

WHEREAS,   The Board of Directors deems it in the best interest of the Company to elect Zachary Bradford to serve as a Director of the Company.

WHEREAS,   The Board of Directors deems it in the best interest of the Company to issue 530,760 shares of SmartData Corporation Common stock to Zachary Bradford or his designee, for his appointment as the Chief Financial Officer and Director.

WHEREAS, Zachary Bradford has accepted his appointment as the Chief Financial Officer and Director of the Company.

THEREFORE BE IT RESOLVED, Zach Bradford be appointed as the Chief Financial Officer and Director of the Company;

BE IT FURTHER RESOLVED, that 530,760 shares of common stock be issued in the name of Zach Bradford or his chosen designee;

BE IT FURTHER RESOLVED, that this Unanimous Consent be placed into the minute book of the Company with the proceedings of the Board of Directors and that this consent shall have the same force and effect as if a meeting of the directors were held.

IN WITNESS WHEREOF, the undersigned has executed this document to be effective this 6th day of March, 2014.

/s/ Bruce Lybbert

Bruce Lybbert, director